UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2014

THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

1.01	Entry into a Material Definitive Agreement	3

8.01	Other Events	6

9.01	Financial Statements and Exhibits	7

Item 1.01 Entry into a Material Definitive Agreement

On July 30, 2014, The E. W. Scripps Company, an Ohio corporation (“Scripps”), entered into a Master Transaction Agreement (the “Master Agreement”) with Journal Communications, Inc., a Wisconsin corporation (“Journal”), Scripps Media, Inc., a Delaware corporation and wholly owned subsidiary of Scripps (“SMI”), Desk Spinco, Inc., a Wisconsin corporation and wholly owned subsidiary of SMI (“Scripps Spinco”), Desk NP Operating, LLC, a Wisconsin limited liability company and wholly owned subsidiary of SMI (“SNOC”), Desk BC Merger, LLC, a Wisconsin limited liability company and wholly owned subsidiary of Scripps, Boat Spinco, Inc., a Wisconsin corporation and wholly owned subsidiary of Journal (“Journal Spinco”), Boat NP Newco, Inc., a Wisconsin corporation and wholly owned subsidiary of Journal (“Newco” or “Journal Media Group”), Desk NP Merger Co., a Wisconsin corporation and wholly owned subsidiary of Newco, and Boat NP Merger Co., a Wisconsin corporation and wholly owned subsidiary of Newco. Prior to the consummation of the transactions contemplated by the Master Agreement (the “Transactions”), Newco will be renamed Journal Media Group, Inc.
Pursuant to the Master Agreement, which has been unanimously approved by the Boards of Directors of each of Scripps and Journal, Scripps and Journal will, through a series of transactions and subject to the satisfaction or waiver of specified conditions, (i) separate Journal’s newspaper business pursuant to a spin-off of Journal Spinco to the shareholders of Journal, (ii) separate Scripps’ newspaper business pursuant to a spin-off of Scripps Spinco to the shareholders of Scripps, (iii) combine these two spun-off newspaper businesses through two mergers, resulting in each of them becoming a wholly owned subsidiary of Newco and (iv) then merge Journal with and into a wholly owned subsidiary of Scripps. Upon consummation, the Transactions will result in two separate, public companies: one, Journal Media Group, continuing the combined newspaper businesses of Journal and Scripps; and the other, Scripps, continuing the combined broadcast businesses of Journal and Scripps. In connection with the Transactions, each share of Journal’s then outstanding class A and class B common stock will receive 0.5176 Scripps class A common shares and 0.1950 shares of Journal Media Group common stock, and each Scripps class A common share and common voting share then outstanding will receive 0.2500 shares of Journal Media Group common stock. Immediately following consummation of the Transactions, holders of Journal’s common stock will own approximately 41% of the common shares of Journal Media Group and approximately 31% of the common shares of Scripps, in the form of Scripps class A common shares, with the remaining common shares of each entity owned by the Scripps shareholders. Pursuant to the Master Agreement, prior to the consummation of the Transactions, Journal will contribute to Journal Spinco (and, thereby following the closing, Journal Media Group) $10.0 million in cash, and Scripps will distribute a special cash dividend in the aggregate amount of $60.0 million to the holders of its common shares. The Transactions are intended to be tax-free at both the shareholder and corporate levels at each of Scripps and Journal, with the exceptions of the distribution of Journal Spinco to Journal’s shareholders, which will be taxable at the corporate level, and the distribution of $60.0 million by Scripps to its shareholders.
The consummation of the Transactions is subject to the approval of certain aspects of the Transactions by the shareholders of each company. In addition, the Transactions are subject to other customary closing conditions, including, among others, (i) the absence of a law, judgment, injunction or other legal restraint prohibiting the consummation of the Transactions, (ii) the effectiveness of the registration statements to be filed with the Securities and Exchange Commission (the “SEC”), (iii) the approval for listing on the New York Stock Exchange, NASDAQ Stock Market or other nationally recognized stock exchange in the United States of Journal Media Group common stock, (iv) the receipt of required antitrust, Federal Communications Commission and other regulatory approvals, (v) the amendment or replacement of Scripps’ current credit facility, (vi) the receipt of consents to the Transactions by certain television networks and (vii) the receipt of customary tax opinions regarding the tax treatment of the Transactions. The obligation of Scripps or Journal to consummate the Transactions is also conditioned upon the other party’s representations and warranties being true and correct, including that the other party has not suffered a material adverse effect, and the other party having performed in all material respects its obligations, in each case as set forth in the Master Agreement.
The Master Agreement contains customary representations, warranties and covenants of Scripps and Journal. These covenants include, among others, (i) an obligation on behalf of both parties to operate their respective businesses in the ordinary course until the Transactions are consummated and not to engage in certain kinds of transactions during such period, (ii) an obligation of each party to call and hold special shareholders’ meetings and recommend the approval of the Transactions and (iii) an obligation that the parties use their respective reasonable best efforts to obtain governmental and regulatory approvals.
Scripps and Journal are prohibited from soliciting competing acquisition proposals and may not provide non-public information or discuss or negotiate a competing acquisition proposal unless, following receipt of an unsolicited bona fide written acquisition proposal, (i) the party’s board of directors concludes in good faith, based on the information then available and after consulting a nationally recognized financial advisor and outside legal counsel, such proposal constitutes or is reasonably likely to result in a proposal that is superior to the Transactions and (ii) the party’s board of directors concludes in good faith, based on the information then available and after consultation with outside legal counsel, that failure to take such actions would be reasonably likely to be inconsistent with the Board of Director’s fiduciary duties under applicable law.
The Master Agreement contains certain termination rights for both Scripps and Journal, including in the event that (i) the Transactions are not consummated before September 30, 2015 (which deadline may be extended by either party to December 31, 2015 under certain circumstances if required regulatory approvals have not been obtained), (ii) the approval of the shareholders of Scripps or Journal is not obtained at a shareholders meeting or (iii) either Scripps or Journal terminates the Master Agreement to enter into a binding agreement providing for a superior transaction. The Master Agreement further provides that, upon termination of the Master Agreement under specified circumstances, including, but not limited to, a change in the recommendation of the board of directors of Scripps or Journal or a termination of the Master Agreement by Scripps or Journal to enter into a binding agreement providing for a superior transaction, Scripps or Journal, as the case may be, will (i) pay to the other party a cash termination fee equal to either 2.25% or 2.85% of the amount equal to the number of issued and outstanding shares of Journal’s common stock multiplied by the closing sale share price of Journal’s class A common stock, in each case, as of the close of business on July 31, 2014, and (ii) reimburse the other party for its reasonable and documented out-of-pocket expenses up a set amount.
A copy of the Master Agreement is filed herewith as Exhibit 2 and is incorporated herein by reference. The foregoing description of the Master Agreement is qualified in its entirety by reference to the full text of the Master Agreement.
The Master Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Scripps, Journal or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Master Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Master Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Scripps, Journal or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Master Agreement, which subsequent information may or may not be fully reflected in public disclosures.
Employee Matters Agreement
In connection with the execution of the Master Agreement, an Employee Matters Agreement, dated as of July 30, 2014 (the “EMA”), was entered into by and among Scripps, SNOC, Scripps Spinco, Journal, Journal Spinco and Newco. The EMA allocates employees and benefit plans between Scripps and Journal Media Group following the closing of the Transactions. The newspaper employees of both Scripps and Journal and certain of Journal’s corporate employees will become employees of Journal Media Group as of the closing of the Transactions, while the broadcast employees of Journal will become employees of Scripps. Scripps will retain its qualified defined benefit pension plan and will assume sponsorship of Journal’s qualified defined benefit pension plan. Scripps’ liabilities with respect to one multiemployer plan covering newspaper employees at two Scripps locations will be assumed by Journal Media Group. The 401(k) plans and health and welfare plans (major medical, reimbursement, paid time off) and nonqualified retirement plans will be divided between Scripps and Journal Media Group. Scripps will retain liability with respect to those plans for broadcast and corporate employees and former employees and, except with respect to the nonqualified plans and certain retiree medical plans, former newspaper employees. Journal Media Group will assume responsibility with respect to those plans for newspaper employees and, with respect to the nonqualified plans and certain retiree medical plans, former newspaper employees. Employees will receive credit for service with Journal and Scripps for purposes of all Scripps and Journal Media Group benefit plans.
Scripps’ stock options and phantom stock units outstanding immediately prior to closing, regardless of the holder thereof, will continue in effect after the closing of the Transactions in accordance with their terms, with appropriate adjustments to preserve the value of such awards. Scripps restricted share units outstanding immediately prior to closing held by Scripps’ broadcast and corporate employees and Scripps’ directors will continue in effect after the closing of the Transactions in accordance with their terms, with appropriate adjustments to preserve the value of such awards. Scripps’ restricted share units outstanding immediately prior to the closing held by Scripps newspaper employees and certain terminating employees will be cancelled and the holders thereof will receive a combination of a cash dividend equivalent payment, Scripps class A common shares and shares of Journal Media Group common stock. Journal’s restricted stock awards outstanding immediately prior to the closing will become fully vested and will participate in the Transactions on the same basis as other Journal shareholders. Journal’s stock appreciation rights (SARs) and performance units outstanding immediately prior to the closing will be cancelled and the holders thereof will receive a cash payment of the estimated fair value, with respect to the SARs, and a combination of Scripps class A common shares and shares of Journal Media Group common stock, with respect to the performance units. The employee stock purchase plans of both companies will be suspended. The severance and change of control plans covering Scripps employees will be continued for at least one year after the closing by Scripps (for Scripps broadcast and corporate employees) and Journal Media Group (for Scripps newspaper employees). The severance and retention plan of Journal will be continued until at least December 31, 2015, by Scripps (for Journal’s corporate and broadcast employees) and Journal Media Group (for Journal’s newspaper employees). Journal’s equity plans will terminate at closing.
A copy of the EMA is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the EMA is qualified in its entirety by reference to the full text of the EMA.
The EMA has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Scripps, Journal or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the EMA are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the EMA, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Scripps, Journal or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the EMA, which subsequent information may or may not be fully reflected in public disclosures.
Tax Matters Agreements
In connection with the execution of the Master Agreement, Scripps and Journal each entered into a Tax Matters Agreement, dated as of July 30, 2014 (the “TMAs”), with Newco and the newspaper company each will spin off. Under the TMAs, Scripps and Journal, as the parent companies who will remain in the broadcast business, generally take responsibility for the pre-spin-off tax liabilities of their entire groups (broadcast and newspaper businesses), except to the extent there is a post-spin-off adjustment (whether as a result of an audit by taxing authorities or otherwise) to the books and records as they exist at the time of the spin-off.  Journal, whose successor will be a limited liability company owned by Scripps post-spin-off, will be liable for paying all taxes associated with the taxable spin-off of Journal’s newspaper business. Scripps Spinco and Journal Spinco, as the spun companies in the newspaper business, will take responsibility for their own tax liabilities that arise from business activity after the spin-offs.  The Journal TMA also expressly provides that a Section 336(e) election under the Internal Revenue Code will be made for Journal Spinco to allow the tax basis in the assets of Journal Spinco to be adjusted to their fair market value for tax purposes as of the date of the spin-off.

Copies of the TMAs are filed herewith as Exhibits 10.2 and 10.3 and are incorporated herein by reference. The foregoing description of the TMAs is qualified in its entirety by reference to the full text of the TMAs.
The TMAs have been included solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about Scripps, Journal or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the TMAs are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the TMAs, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Scripps, Journal or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the TMAs, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01 Other Events
On July 30, 2014, Scripps and Journal issued a joint press release announcing the execution of the Master Agreement. A copy of the joint press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.
* * *

Additional Information and Where to Find It

The proposed transactions involving Scripps and Journal will be submitted to the holders of class A and class B common stock of Journal and to the holders of Common Voting shares of Scripps for their consideration. In connection with the proposed transactions, Scripps will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be filed with the SEC, and each of Scripps and Journal will mail the joint proxy statement/prospectus to their respective shareholders and file other documents regarding the proposed transactions with the SEC. Scripps urges investors and shareholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and shareholders will be able to obtain the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov, from Journal upon request to Jason R. Graham, Senior Vice President - Finance and Chief Financial Officer, via telephone at (414) 224-2440 or via email at jgraham@jrn.com, or from Scripps Investor Relations, Carolyn Micheli, at carolyn.micheli@scripps.com or (513) 977-3732.

Caution Concerning Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of Scripps and the combined businesses of Journal and Scripps and certain plans and objectives of Scripps with respect thereto, including the expected benefits of the proposed spin and merger transactions. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, licensing requirements and tax matters; and the possibility that the proposed transactions do not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by Scripps in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Scripps does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Scripps’ Annual Report on Form 10-K for the year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K.

Participants in Solicitation
Scripps, Journal and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transactions will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Journal’s directors and executive officers in its Annual Report for the year ended December 29, 2013 on Form 10-K filed with the SEC on March 10, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on March 21, 2014. You can find information about

Scripps’s directors and executive officers in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on March 4, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on March 21, 2014. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication is not a solicitation of a proxy from any investor or shareholder.

9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

2
Master Transaction Agreement, dated as of July 30, 2014, among The E. W. Scripps Company, Scripps Media, Inc., Desk Spinco, Inc., Desk NP Operating, LLC, Desk NP Merger Co., Desk BC Merger, LLC, Journal Communications, Inc., Boat Spinco, Inc., Boat NP Merger Co., and Boat NP Newco, Inc.*

10.1
Employee Matters Agreement, dated as of July 30, 2014, among The E. W. Scripps Company, Desk Spinco, Inc., Desk NP Operating, LLC, Journal Communications, Inc., Boat Spinco, Inc. and Boat NP Newco, Inc.

	10.2	Scripps Tax Matters Agreement, dated July 30, 2014, by and among The E. W. Scripps Company, Desk Spinco, Inc. and Boat NP Newco, Inc.

	10.3	Journal Tax Matters Agreement, dated July 30, 2014, by and among Desk BC Merger, LLC, Journal Communications, Inc., Boat Spinco, Inc. and Boat NP Newco, Inc.

	99	Joint Press Release of Journal Communications, Inc. and The E. W. Scripps Company, issued July 30, 2014.

*The disclosure schedules and similar attachments to this agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules or attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)
Dated: July 31, 2014